Creditor Presentation October 2016 Exhibit 99.2

Confidentiality and Nature of Projections The following slide presentation may contain confidential information of LINN Energy, LLC and its subsidiaries, including Berry Petroleum Company, LLC (collectively, “LINN” or the “Company”). By accepting and reviewing this presentation, you expressly acknowledge and agree that: (i) you will not copy, fax, reproduce, divulge, or distribute any information contained herein, in whole or in part, without the express written consent of the Company and (ii) the information herein will be treated as confidential information except to the extent such information is or becomes publicly available other than as a result of a disclosure by you or your representatives. Any financial projections or forecasts included in this presentation were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Forward-Looking Statements and Risk Factors This presentation contains forward-looking statements. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the Company’s business and the filing of the Bankruptcy Petitions, including, but not limited to: (i) the Company’s ability to obtain the Court’s approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the filing of the Bankruptcy Petitions on the Company’s business and the interests of various constituents, (iv) the Court rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of a potential NASDAQ suspension of trading and commencement of delisting proceedings on the liquidity and market price of the units representing limited liability company interests of the Company (“units”) and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for units will exist or develop in the over-the-counter markets, and (xi) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K for more information. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Reserve Estimates The SEC permits oil and natural gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. The Company may use terms in this presentation that the SEC’s guidelines strictly prohibit in SEC filings, such as “estimated ultimate recovery” or “EUR,” “Resources,” “LRP Resources,” “net resources,” “total resource potential” and similar terms to estimate oil and natural gas that may ultimately be recovered. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves as used in SEC filings and, accordingly, are subject to substantially greater uncertainty of being actually realized. For illustrative purposes, company estimated producing reserve volumes may be combined in this presentation with undeveloped reserve estimates with no differentiation as to the uncertainty of recovery. These estimates have not been fully risked by management and do not represent an SEC equivalent reserve report. Actual quantities that may be ultimately recovered will likely differ substantially from these estimates. Factors affecting ultimate recovery include the scope of LINN’s actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. These estimates may change significantly as the development of properties provides additional data. In addition, the forecasted realized oil, natural gas, and NGL prices include estimated forward looking differentials to NYMEX and Henry Hub Indices that may or may not conform to historical trends. Production taxes, such as ad valorem and California carbon allowances are also presented as forward looking Company estimates.

Amortization of contracts assumed through merger: adjustments to GAAP-related items to represent true cash costs Cash payment adjustments – A/P, Reorganization, Ad Val: timing true-up for items that had been previously accrued but not paid Hedge settlements included in unwind proceeds: proceeds from derivatives which settled during the period (prior to cancellation of the contracts) that were included in the net proceeds received on canceled derivatives Income taxes – cash: projected cash taxes LRP: abbreviation of “long range plan” LRP Resource: represents net resource potential for all investment cases scheduled during the five year LRP period. It is a LINN estimate and does not reflect SEC Reserve Reporting guidelines. The LRP Resource has a July 1, 2016 effective date and was based on July 25, 2016 strip pricing estimates. PV-10: represents the present value, discounted at 10% per year, of estimated future net revenues. The Company’s calculation of PV-10 differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC. The information used to calculate PV-10 is not derived directly from data determined in accordance with the provisions of applicable accounting standards. The Company’s calculation of PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC. Restructuring, general & administrative expenses: pre-petition expenses related to the restructuring process Reorganization items, net: post-petition expenses related to the restructuring process Taxes, other than income taxes: includes severance taxes, ad valorem (“Ad Val”) taxes, and California carbon allowances (when applicable) UNDEV: represents the estimated recoverable volumes associated with the all investment cases scheduled during the five year LRP period. Select Financial Model Definitions

Berry Stand-Alone

Stable Asset Base - Berry

Long Reserve Life

LINN Energy

- Low geologic risk and well-established production history
- Resource potential represents currently producing wells and capital projects scheduled through 2020 – significant unscheduled inventory exists beyond that period
- Oil-weighted resource mix with ~57% oil, ~34% natural gas, and ~9% NGLs
- Base production decline rate of ~15%

Reserve Summary



PDBP / NP
5%
UNDEV
15%
PDP
80%

Total LRP Resource[(1)]	**~1.0 Tcfe**
Gross productive wells	**~6,100**

	2016E Production	
Natural Gas (MMcf/d)	78	33%
Oil (MBbl/d)	23	59%
NGL (MBbl/d)	3	8%
Total (Mmcfe/d)	**238**	**100%**



NGLs
9%
Natural Gas
34%
Oil
57%

Low-Decline Asset Base Provides Stable Cash Flow

(1) See the "Projections Summary" slide for more detail regarding capital projections. LRP Resource is a LINN estimate, does **NOT** reflect SEC Reserve Report guidelines, and represents net resource potential for all investment cases scheduled during the five year LRP period. The LRP Resource has a July 1, 2016 effective date and based on July 25, 2016 strip pricing estimates. "UNDEV" represents the estimated recoverable volumes associated with the all investment cases scheduled during the five year LRP period. Realized oil, natural gas, and NGL prices include estimated forward looking differentials to NYMEX and Henry Hub Indices. Ad valorem and California carbon allowances are forward looking based on Company estimates.

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2016 Financial Summary - Berry

($ thousands unless otherwise noted)

LINN Energy

	Q1 A 2016	Q2 A 2016	Q3 E 2016	Q4 E 2016	Fiscal Year E 2016	Previous Model E 2016
Net production						
Natural gas (MMcf)	7,310	6,972	7,340	7,052	28,673	30,514
Oil (MBbls)	2,326	2,162	2,055	1,990	8,533	8,013
NGL (MBbls)	320	383	248	255	1,206	905
Total (MMcfe)	23,184	22,240	21,153	20,526	87,104	84,021
Average daily production (MMcfe/d)	*254.8*	*244.4*	*229.9*	*223.1*	*238.0*	*229.6*
Pricing assumptions						
Unhedged NYMEX natural gas ($/Mcf)	$2.09	$1.95	$2.87	$2.87	$2.45	$2.09
Unhedged NYMEX oil ($/Bbl)	$33.51	$45.60	$44.51	$44.51	$42.05	$39.69
Realized prices without hedges						
Natural Gas ($/Mcf)	$1.97	$1.82	$2.70	$2.70	$2.30	$1.99
Oil ($/Bbl)	$27.58	$37.43	$38.23	$38.20	$35.12	$31.02
NGL ($/Bbl)	$15.48	$16.33	$20.70	$20.48	$17.88	$14.98
Cash Flow						
Revenues:						
Total wellhead revenues	$83,466	$99,832	$103,506	$100,310	$387,112	$320,574
Total hedge revenues	(543)	(63)	---	---	(606)	528
Other revenues	2,837	3,204	5,942	2,339	14,321	14,666
Total revenues	85,760	102,972	109,447	102,649	400,828	335,768
Operating expenses:						
LOE and other	46,017	42,305	52,313	47,942	188,577	198,970
Transportation	12,929	10,945	9,472	9,148	42,494	48,707
Taxes, other than income taxes	14,313	9,995	9,866	9,590	43,764	66,820
Total operating expenses	73,259	63,245	71,651	66,680	274,836	314,496
Field cash flow	**12,501**	**39,727**	**37,796**	**35,968**	**125,992**	**21,272**
Less: general & administrative expenses, net	24,100	19,165	15,090	14,626	72,980	75,000
Less: Restructuring, general & administrative expenses	1,072	5,583	---	---	6,655	---
Less: other expenses, net	(65)	76	---	---	11	720
Less: Amortization of contracts assumed through merger	4,645	3,582	---	---	8,227	18,996
Less: Reorganization items, net	---	7,653	13,956	26,929	48,538	---
Adjusted EBITDA	**(17,251)**	**3,668**	**8,751**	**(5,586)**	**(10,418)**	**(73,444)**
Less: Cash payment adjustments - A/P, reorganization, Ad Val	---	---	15,966	(5,780)	10,187	---
Less: Income taxes - cash	---	---	---	---	---	---
Cash flow	**(17,251)**	**3,668**	**(7,216)**	**194**	**(20,605)**	**(73,444)**
Less: Oil & natural as capital expenditures	6,795	148	9,532	8,475	24,950	35,796
Less Plant, pipeline, and administrative capital expenditures	2,507	5,035	924	2,583	11,050	15,985
Total capital expenditures	**9,303**	**5,184**	**10,456**	**11,058**	**36,000**	**51,781**
Unlevered free cash flow	**$(26,553)**	**$(1,516)**	**$(17,672)**	**$(10,864)**	**$(56,605)**	**$(125,225)**

Note: Uses actuals through Q2 and assume strip pricing as of July 25, 2016 for Q3 & Q4.

8

Projections Summary - Berry

($ thousands unless otherwise noted)

LINN Energy

	2016 E	2017 E	2018 E	2019 E	2020 E
Net production					
Natural gas (MMcf)	28,673	27,103	25,459	23,875	22,102
Oil (MBbls)	8,533	7,591	7,454	7,795	8,228
NGL (MBbls)	1,206	980	930	859	798
Total (MMcfe)	87,104	78,526	75,763	75,797	76,257
Average daily production (MMcfe/d)	*238.0*	*215.1*	*207.6*	*207.7*	*208.4*
Pricing assumptions					
Unhedged NYMEX natural gas ($/Mcf)	$2.45	$3.13	$3.02	$3.01	$3.07
Unhedged NYMEX oil ($/Bbl)	$42.05	$48.07	$51.15	$53.14	$54.65
Realized natural gas ($/Mcf)	$2.28	$2.94	$2.84	$2.83	$2.88
Realized oil ($/Bbl)	$35.12	$41.15	$43.71	$45.54	$47.14
Realized NGL ($/Bbl)	$17.88	$22.14	$23.48	$24.30	$24.89
Cash flow					
Revenues:					
Total wellhead revenues	$387,112	$413,847	$419,833	$443,357	$471,467
Total hedge revenues	(606)	---	---	---	---
Other revenues	14,321	14,270	14,108	13,801	13,519
Total revenues	400,828	428,117	433,941	457,158	484,987
Operating expenses:					
LOE and other	188,577	178,045	171,022	177,374	181,579
Transportation	42,494	34,909	32,985	30,534	28,071
Taxes, other than income taxes	43,764	38,484	37,967	39,380	40,744
Total operating expenses	274,836	251,439	241,975	247,287	250,394
Field cash flow	**125,992**	**176,678**	**191,966**	**209,870**	**234,592**
Less: general & administrative expenses, net	72,980	50,000	50,000	50,000	50,000
Less: Restructuring, general & administrative expenses	6,655	---	---	---	---
Less: other expenses, net	11	---	---	---	---
Less: Amortization of contracts assumed through merger	8,227	---	---	---	---
Less: Reorganization items, net	48,538	---	---	---	---
Adjusted EBITDA	**(10,418)**	**126,678**	**141,966**	**159,870**	**184,592**
Less: Cash payment adjustments - A/P, reorganization, Ad Val	10,187	21,558	---	---	---
Less: Income taxes - cash	---	---	---	---	---
Cash flow	**(20,605)**	**105,120**	**141,966**	**159,870**	**184,592**
Oil & natural gas capital expenditures	24,950	71,404	67,541	59,450	45,854
Plant, pipeline, and administrative capital expenditures	11,050	7,803	4,355	1,960	2,138
Total capital expenditures	**36,000**	**79,207**	**71,896**	**61,410**	**47,992**
Unlevered free cash flow	**$(56,605)**	**$25,913**	**$70,070**	**$98,461**	**$136,601**

Note: Assumes strip pricing as of July 25, 2016 through 2020. Realized pricing includes effect of hedging. Capital projections assumes all obligatory capital included, regardless of whether it met investment criteria. Thereafter, discretionary capital projects targeted a 25% rate of return thresholds based on a $3 natural gas / $50 oil investment price. 2017 does not include potential incremental restructuring expenses.

9

Development Plan Capital - Berry ($ millions) Division 2016E 2017E 2018E 2019E 2020E California $32 $72 $66 $56 $46 Houston 3 6 6 6 1 Oklahoma City 1 1 1 0 1 Total $36 $79 $72 $61 $48 Note: Totals may not foot due to rounding.

PV-10 for Berry – Strip as of July 25, 2016

($ millions)

LINN Energy

Business Unit	PDP PV-10	PDBP/NP PV-10	UNDEV PV-10	Total PV-10
CALIFORNIA	$517	$66	$148	$732
HOUSTON	332	0	10	342
OKLAHOMA CITY	7	0	2	9
Total	**$857**	**$66**	**$160**	**$1,083**

The reserves and associated PV10 values ("LINN Estimates") presented herein are internal LINN estimates intended to reflect the LINN Midyear LRP and are not intended to represent an SEC reserve report in either definition or methodology. With the objective of conforming to the LRP, these LINN Estimates include, among others, the following differences that would not generally be included a reserve report that conforms to SEC reporting guidelines: i) budgeted production downtime; ii) incremental administrative expenses not directly associated with production of the reserves; iii) non-recurring workovers and costs related to onetime events; iv) wells allowed to run at a loss due to allocated fixed expenses that in practicality could not be fractionally reduced; v) non-reserve related expenses and capital (i.e. administrative, midstream, and environmental allotments); vi) other revenue and expenditures not associated with the recovery of hydrocarbon reserves; and vii) non-proved reserves. The LINN Estimates are provided for informational purposes only and should not be considered a substitute for a reserve report that complies with SEC reporting guidelines.

Note: PV-10 represents the present value, discounted at 10% per year, of estimated future net revenues determined using strip pricing as of July 25, 2016 and assumes volumes are unhedged. "Undev" represent the estimated recoverable volumes associated with the investment cases scheduled during the five year LRP period. Realized oil, natural gas, and NGL prices include estimated forward looking differentials to NYMEX and Henry Hub Indices. Totals may not foot due to rounding.

11

Berry Stand-Alone Resource Bridge YE 2015 SEC Reserves to LRP Resource Note: 2015 YE Proved Reserves were run under SEC parameters, were estimated by a third-party reserve engineer, and were limited to Proved Developed reserve categories. LRP Resource is a LINN estimate, does NOT reflect SEC Reserve Report guidelines, and represents net resource potential for all investment cases scheduled during the five year LRP period as well as anticipated base production downtime. The LRP Resource has a July 1, 2016 effective date and was run at July 25, 2016 strip pricing estimates. “Resource Additions” represent the estimated recoverable volumes associated with the investment cases scheduled during the five year LRP period. “Revisions/Other” represent the volumes associated with performance revisions, product pricing, and/or cost estimates which may result in a change to the economic life of each well or case. Realized oil, natural gas, and NGL prices include estimated forward looking differentials to NYMEX and Henry Hub Indices. Ad Valorem and California Carbon Allowances are forward looking based on Company estimates.

Appendix

Mortgage Lien Analysis 1 – Likely mortgaged when identified on lease information without Book/Page match 2 – Possibly Mortgaged based on well disclosure alone 3 – Continuing to review MI mortgages for a potential chain of title issue 4 – Based on end-of-year 2015 SEC pricing for proven reserves positive property values only Subject to ongoing review and diligence in all respects